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                                                                     Exhibit 8.1



              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]




                                November 6, 2001



Apartment Investment and Management Company
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

                           Re:      Certain Federal Income Tax Consequences

Ladies and Gentlemen:

                  You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the "Offering") for sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended, of the following securities of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), with an aggregate initial public offering price of up to $821,806,085.00: debt securities ("AIMCO Debt Securities"), preferred stock, par value of $0.01 per share ("Preferred Stock"), equity stock, par value $0.01 per share ("Equity Stock"), class A common stock, par value $0.01 per share ("Class A Common Stock"), warrants and guarantees, and of the following securities of AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"), with an aggregate initial public offering price of up to $500,000,000.00: debt securities ("AIMCO Properties Debt Securities"), pursuant to a Registration Statement (Registration No. 333-71452) on Form S-3 (the "Registration Statement") initially filed by AIMCO and the AIMCO Operating Partnership with the Commission on October 12, 2001.

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All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement.

                  In connection with the Offering and with certain previous offerings of AIMCO Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants, Guarantees, and AIMCO Properties Debt Securities by AIMCO, we have acted as counsel to AIMCO, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as is relevant to the offering and necessary to prepare the Registration Statement or as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers of AIMCO relating to, among other things, the actual and proposed operation of AIMCO. In rendering our opinion, we have relied upon statements, representations and covenants of officers of AIMCO and have assumed that such statements, representations and covenants are true as of the date hereof without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents and representations, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the "Subsidiaries"), the Registration Statement or any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have also relied upon the opinion of Altheimer & Gray dated May 8, 1998, with respect to the qualification of Ambassador Apartments, Inc., a Maryland corporation, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending on May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated August 4, 1998, in this regard.

                  In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect

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the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, the AIMCO Operating Partnership, and all other direct and indirect subsidiaries of AIMCO (including, but not limited to, AIMCO/Bethesda Holdings, Inc., AIMCO Investment Services, Inc., AIMCO/NHP Holdings, Inc., AIMCO/NHP Properties, Inc., NHP Management Company, NHP A&R Services, Inc., and each "qualified REIT subsidiary" of AIMCO) has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and in the Registration Statement, (ii) AIMCO has made a valid election under section 856(l)(1) to treat as a taxable REIT subsidiary of AIMCO each corporation (other than a qualified REIT subsidiary or another REIT) of which AIMCO owns in excess of ten percent (10%) of the outstanding voting securities or the total value of the outstanding securities of such corporation, and AIMCO will not consent to the revocation of any such election with respect to any such taxable REIT subsidiary, and (iii) there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the latter assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). Any change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                         1. Commencing with AIMCO's initial taxable year ended
                  December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its

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                  actual method of operation has enabled, and its proposed
                  method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, AIMCO's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year satisfy the requirements for taxation of a REIT under the Code.

                         2. Although the discussion set forth in the
                  Registration Statement under the caption "Certain Federal Income Taxation Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the AIMCO Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants, Guarantees, and AIMCO Properties Debt Securities, such discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the AIMCO Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants, Guarantees, and AIMCO Properties Debt Securities by a holder who purchases such AIMCO Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants, Guarantees, and AIMCO Properties Debt Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the AIMCO Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants, Guarantees, and AIMCO Properties Debt Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Taxation of AIMCO and AIMCO Stockholders" as applied to any particular holder.


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                  Other than as expressly stated above, we express no opinion on any issue relating to AIMCO, the AIMCO Operating Partnership, or to any investment therein.

                  This opinion is intended for the exclusive use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.


                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP